               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          June 8, 1999
                          ------------
                         Date of Report
               (Date of Earliest Event Reported)


                   RENU-U INTERNATIONAL, INC.
                   --------------------------
     (Exact Name of Registrant as Specified in its Charter)


        Delaware                     001-07301                75-1329265
        --------                     ---------                ----------
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)


                   4051 East La Palma Avenue, Suite C
                       Anaheim, California 92807
                       -------------------------
               (Address of Principal Executive Offices)


                            714-666-2020
                            ------------
                   Registrant's Telephone Number


                  3809 South West Temple, Suite 1B
                     Salt Lake City, Utah 84115
                     --------------------------
        (Former Name and Address of Principal Executive Offices)













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Item 1.   Changes in Control of Registrant.

          (a) On June 8, 1999, Renu-U International, Inc., a Delaware corporation (the "Registrant"); Kimrose Holdings, a Hong Kong corporation ("Kimrose"); and RGB Technology Group, Inc., a Delaware corporation that was a wholly-owned subsidiary of Kimrose ("RGB"), executed an Acquisition and Reorganization Agreement (the "Plan"), whereby the Registrant acquired 100% of the outstanding securities of RGB as set forth in Schedule A to the Plan.

          The source of the consideration used by Kimrose to acquire its interest in the Registrant was the exchange of all of the issued and outstanding securities of RGB in accordance with the Plan.

          The basis of the "control" by Kimrose is stock ownership.

          The initial Plan (see the Addendum below) provided for:

          1. The acquisition by the Registrant of 100% of the outstanding securities of RGB;

          2. The issuance of 60,000,000 pre-split (see Item 5 below for information respecting the contemplated reverse split and Exhibit 3 [Item 7])"unregistered" and "restricted" shares of the Registrant's common stock to Kimrose for the outstanding securities of RGB;

          3. The Resignation of the directors and executive officers of the Registrant and the election of new directors and executive officers designated by Kimrose; and

          4. The Registrant to take all action necessary to amend its Articles of Incorporation to change its name to "ColorMax" or a similar name at the earliest convenient date.

          On the completion of the Plan and the issuance of the "restricted securities" thereunder (prior to the Addendum below), there would be 69,961,241 post-Plan outstanding shares of the Registrant's common stock.

          On or about June 30, 1999, the parties to the Plan resolved to amend the Plan by the execution and delivery of an Addendum to Acquisition and Reorganization Agreement (the "Addendum")in the following respects, with such amendments to be effective as of the date of the Plan; to increase the number of shares to be issued to Kimrose from 60,000,000 pre-split shares to 90,000,000 pre-split "unregistered" and "restricted" shares of the Registrant's common stock.

         Prior to the completion of the Plan, approximately 9,961,241 pre-split shares of the Registrant's common stock were outstanding. Following the issuance of 90,000,000 pre-split "unregistered" and "restricted" shares of common stock to Kimrose as outlined in the Addendum to the Plan, approximately 99,961,241 pre-split shares of the Registrant's common stock will be outstanding; taking into account the one for 30 reverse split outlined in Item 5 below, there will be approximately 3,332,041 post-split outstanding shares.

         Copies of the Plan, including all material Schedules, together with the Addendum, accompany this Report and are incorporated herein by this reference; the foregoing summary is modified in its entirety by such reference. See Item 7.

         (b) The former principal stockholders of the Registrant and their percentages of ownership of the outstanding voting securities of the Registrant prior to the completion of the Plan were:

                         Amount and Nature          Percent
                           of Beneficial              of
     Name                    Ownership               Class
     ----                    ---------               -----

Frank A. Nelson, Jr.         4,621,750*              46.4%

Jianmin Lu                     900,000               11.1%


               * Includes 1,600,000 shares held of record by Mr. Nelson's wife.

          The following table contains information regarding share holdings of the Registrant's directors and executive officers and those persons or entities who beneficially own more than 5% of the Registrant's common stock, taking into account the issuance of all shares under the Plan, as amended, and without taking into account the reverse split outlined in Item 5:

                                        Amount and Nature          Percent
                                          of Beneficial              of
     Name                Title              Ownership*               Class
     ----                -----              ---------               -----

Donald H. Hansen, O.D.   President            500,000                 0.5%
                         Director

John D. Jantzi, O.D.     Vice President       450,000                 0.5%
                         Director

Julie Kim                Secretary/           450,000                 0.5%
                         Treasurer
                         Director

Kimrose Holdings         Beneficial        90,000,000                90.0%
                         Owner

               * Mr. Hansen's post-split holdings would be 16,667 shares; Messrs. Jantzi's and Kim's post-split holdings would be 15,000 shares each; and Kimrose's post-split holdings would be 3,000,000 shares.

Item 2.   Acquisition or Disposition of Assets.

          (a)  See Item 1.

          The consideration exchanged under the Plan was negotiated at "arm's length" and the Board of Directors of the Registrant used criteria including the relative value of the assets of the Registrant; its present and past business operations; the future potential of RGB; its management; and the potential benefit to the stockholders of the Registrant. The Board of Directors determined that the consideration for the exchange was reasonable under these circumstances.

          No director, executive officer or controlling person of the Registrant had any direct or indirect interest in RGB prior to the completion of the Plan.

          (b) The Registrant intends to continue the business operations conducted and intended to be conducted by RGB, and which are described below under the caption "Business."

                               Management

          Donald H. Hansen, O.D., President and Director. Dr. Hansen, age 73, is a graduate of Coe College in Cedar Rapids, Iowa, and the Illinois College of Optometry. He has owned and operated the Main Vision Clinic & Contact Lens Center of Davenport, Iowa, since 1968. Since 1993, Dr. Hansen has been the President/CEO of The American College of Ophthermology, Inc., and Supervision Research Development Company, Inc., both of which are devoted to research into eye temperature measurement and diagnosis of health problems based on ocular thermal mapping. Dr. Hansen has conducted extensive research on the relationship between low ocular blood flow and increased risk of stroke and heart attack. He is a member of numerous professional organizations, including the American Optometric Association and the Iowa Optometric Association. Dr . Hansen is the founder of the National Council of Ophthalmic Inventors and the National Care Association.

           John D. Jantzi, O.D., Vice President and Director. Dr. Jantzi is 52 years of age. He received his Doctor of Optometry degree from the University of Waterloo in 1975, and was granted a Master of Science degree in physiological optics in 1981. Dr. Jantzi has practiced optometry in the Vancouver area since that time. He co-produced the award-winning television program "Life is Worth Seeing," which is televised annually by the Knowledge Network in British Columbia. Dr. Jantzi is a frequent lecturer and has participated in over 30 clinical research projects with the U.S. Food and Drug Administration and numerous major ophthalmic corporations. He was the editor-in-chief of the Canadian vision science journal Practical Optometry from 1990 to 1998. Dr. Jantzi is a member of the Canadian Association of Optometrists, the Ontario Association of Optometrists, and the British Columbia Association of Optometrists.

          Julie Kim, age 25, graduated from Cornell University in 1997 with a degree in Business Administration. From 1995 to 1996, she was the Vice President for Development of LightDrive Technologies, Inc., of Ft. Lauderdale, Florida. From 1997 to 1998, she served as a Consultant for Ernst & Young LLP and E&Y Kenneth Leventhal Real Estate Group in New York City and Miami. Ms. Kim is the creator of Lodging Magazine's Lodging Stock Index, which tracks the performance of lodging stocks versus the Standard & Poor's 500. Ms. Kim is a member of the Cornell Society of Hotelmen.

                                Business

          RGB holds the exclusive license to market, sell and distribute ColorMax brand optical products in the United States, Australia and New Zealand, with a right of first refusal for all other territories worldwide. ColorMax products include Color Vision Enhancement Lenses and Color Test Software, which help to correct and detect color vision deficiencies.

          Approximately 8% of males and 0.5% of females are color blind or have color vision deficiencies. In addition, approximately 90% of people age 65 or older will suffer some loss in their ability to detect color. ColorMax products are designed to address this problem.

          The operations of the Registrant and its wholly-owned subsidiary, RGB, are subject to numerous risks. These include, for example, U. S. and foreign governmental regulation of health and medical products; uncertainty of success of the ColorMax products; dependence on certain key personnel; and Year 2000 issues.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

          On or about December 24, 1996, the stockholders of the Registrant voted to effect a reverse split of the Registrant's common stock in the ratio of approximately one for 30, with the exact amount of the reverse split to be set by the Board of Directors at the time of the reverse split. Articles of Amendment with respect to this reverse split were filed with the Delaware Secretary of State on December 26, 1999, and a copy thereof is attached to this Report. See Item 7.

          On or about June 14, 1999, the Board of Directors of the Registrant resolved to effectuate the above-referenced reverse split. On or about June 30, 1999, the Board of Directors set an effective date of July 9, 1999, for the reverse split. In accordance with the resolutions of the Board of Directors, the present authorized capital will be retained, with appropriate adjustments to the capital accounts of the Registrant, with fractional shares being rounded up to the nearest whole share.

Item 6.   Resignations of Registrant's Directors.

          Frank Nelson and Jianmin Lu, who were the pre-Plan directors and executive officers of the Registrant, resigned and designated Dr. Hansen, Dr. Jantzi and Ms. Kim to serve in the capacities indicated in Item 2(b) above. Each of these persons will serve until the next annual meetings of the Registrants's stockholders and Board of Directors at which their respective successors are elected and qualified or until their prior resignations or terminations.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

      (a) Financial Statements of Business Acquired.

          Audited financial statements of RGB are currently being prepared, and will be filed with the Securities and Exchange Commission as an amendment to this Report on or about August 17, 1999, which is 75 days after the completion of the Plan on June 8, 1999.

      (b) Pro Forma Financial Information.

          Pro Forma financial statements, taking into account the completion of the Plan, are being prepared and will be filed on or before August 17, 1999, which is 75 days after the completion of the Plan on June 8, 1999.

          Exhibits

          2.1         Acquisition and Reorganization Agreement

          2.2         Addendum to Acquisition and Reorganization Agreement

          3 Articles of Amendment to the Articles of Incorporation respecting the reverse split

         99           New Release

Item 8.   Change in Fiscal Year.

          None; not applicable.


                           SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RENU-U INTERNATIONAL, INC.

Date: 7/1/99                  By:/s/Donald A. Hansen, O.D.
     ---------                --------------------------------------
                              Donald H. Hansen, O.D.
                              President and Director

Date: July 1, 1999            By:/s/Julie Kim
     ---------                --------------------------------------
                              Julie Kim
                              Secretary/Treasurer and Director